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                                  EXHIBIT 99.6


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                         SOUTHSIDE FINANCIAL GROUP, INC.
                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON ____________, 1996

     The undersigned hereby appoints Gary D. McGaha and ______________, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the Common Stock of Southside Financial Group, Inc. ("Southside"), 675 North Jeff Davis Drive, Fayetteville, Georgia, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the "Meeting") to be held at the main office of Southside, 675 North Jeff Davis Drive, Fayetteville, Georgia, on ______________, 1996 at ________ __.m., and at
any adjournments thereof, upon the proposal described in the accompanying Notice of the Special Meeting and the Joint Proxy Statement/Prospectus relating to the Meeting, receipt of which are hereby acknowledged.

            THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR THE PROPOSAL.

PROPOSAL ONE:  The acquisition of Southside by Newnan Holdings, Inc., by merging
               Southside with Interim Citizens Corporation, a wholly-owned subsidiary of Newnan Holdings, Inc., as described in the Joint Proxy Statement/Prospectus.

               / /  FOR                 / /  AGAINST             / /  ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING.


     If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        Date:                             , 1996
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                                        ----------------------------------------
                                        Name(s) of Shareholder(s)


                                        ----------------------------------------
                                        Signature(s) of Shareholder(s)


Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.


              PLEASE RETURN PROXY BEFORE                    , 1996
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